UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2010

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Compensatory Arrangements of Certain Officers.

Deferred Compensation Plan

On August 17, 2010, the company’s Board of Directors approved and adopted the Marten Transport, Ltd. Deferred Compensation Plan.  The deferred compensation plan is an unfunded, non-qualified deferred compensation plan designed to allow board elected officers and other select members of management of the company designated by the company’s Compensation Committee to save for retirement on a tax-deferred basis.  The effective date of the plan is August 17, 2010.

Under the terms of the plan, each participant is eligible to defer portions of their base pay, annual bonus, or receipt of common stock otherwise payable under a vested performance unit award.  Each participant can elect a fixed distribution date for the participant’s deferral account other than certain required performance unit award deferrals credited to the discretionary account.  Upon termination of a participant’s employment with the company, the plan requires a lump-sum distribution unless the participant had elected an installment distribution.  Upon a participant’s death, the plan provides that a participant’s distributions accelerate and will be paid in a lump sum to the participant’s beneficiary.  The company may terminate the plan and accelerate distributions to participants, but only to the extent and at the times permitted under Section 409A of the Internal Revenue Code of 1986, as amended.  The company may terminate the plan and accelerate distributions upon a change in control, which is not a payment event under the plan.  In conjunction with the approval of the plan, the company’s Board of Directors also adopted an amendment to the Marten Transport, Ltd. 2005 Stock Incentive Plan to allow for deferral of receipt of income from a performance unit award under the plan.

Grant of Performance Unit Awards

On August 17, 2010, the company’s Compensation Committee granted performance unit awards to the company’s named executive officers.  As of December 31, 2010 and each December 31st thereafter through December 31, 2014, each award will vest and become the right to receive a number of shares of common stock equal to a vesting percentage multiplied by the number of units subject to such award.  For purposes of the award, the vesting percentage is equal to the percentage increase, if any, in the Company’s diluted net income per share for the year being measured over the prior year, as reflected on the Company’s audited financial statements for each such year, rounded down to the nearest whole percentage, plus five percentage points.  The performance unit awards for the company’s named executive officers are as follows:

Named Executive Officer	Title	Number of Performance Units Awarded
Randolph L. Marten	Chairman and Chief Executive Officer	18,000
Timothy M. Kohl	President	13,000
Robert G. Smith	Chief Operating Officer	9,000
Timothy P. Nash	Executive Vice President of Sales and Marketing	9,000
James J. Hinnendael	Chief Financial Officer	7,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: August 23, 2010	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Chief Financial Officer